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                                                                   EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Cogentrix Energy, Inc., our report dated June 8, 1998 relating to the combined financial statements of Birch Power Corporation, Cedar Power Corporation, Hickory Power Corporation, Palm Power Corporation, and Panther Creek Leasing, Inc. which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICEWATERHOUSECOOPERS LLP
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San Francisco, California
March 12, 1999